LAUREL CREEK APARTMENTS
                       (A California Limited Partnership)
                          AUDITED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

                             LAUREL CREEK APARTMENTS
                          AUDITED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002




                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

Independent Auditors' Report                                                  1

Balance Sheet                                                                 2

Statement of Income, Expenses and
         Changes in Partners' Capital                                         3

Statement of Cash Flows                                                       4

Notes to Financial Statements                                                 5

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Laurel Creek Apartments
San Luis Obispo, California

We have audited the  accompanying  balance  sheet of Laurel Creek  Apartments (A
California Limited Partnership) as of December 31, 2002 and December 31, 2001 and the related statements of income, expenses, and changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laurel Creek Apartments as of December 31, 2002 and December 31, 2001, and the results of its operations for the years then ended in conformity with generally accepted accounting principles.




/s/ Wallace E. Rowe, CPA
February 7, 2003

                             LAUREL CREEK APARTMENTS
                                  BALANCE SHEET
                           DECEMBER 31, 2002 AND 2001


                                                                                2002                  2001
                                                                      ------------------       ---------------
ASSETS
CURRENT ASSETS
         Cash (Note 2)                                                $           47,077       $        48,449
         Accounts receivable                                                         820                 1,050
         Prepaid expenses                                                          1,760                 1,173
                                                                      ------------------       ---------------
         TOTAL CURRENT ASSETS                                                     49,657                50,672

Restricted reserves (Note 3)                                                      50,022                32,419

Land, structures and equipment, net of
         accumulated depreciation of $601,947
         and $533,911 (Note 4)                                                 1,563,407             1,631,443

Organizational costs, net of accumulated
         amortization of $15,661 and
         $13,993 (Note 5)                                                         11,257                12,925
                                                                      ------------------       ---------------

         TOTAL ASSETS                                                 $        1,674,343       $     1,727,459
                                                                      ==================       ===============
LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
         Accounts payable - other                                     $            6,836       $         8,614
         Accounts payable - related party (Note 7)                                 1,666                 4,159
         Security deposits payable                                                 8,438                 8,260
         Current portion of long-term debt (Note 6)                               35,701                28,934
                                                                      ------------------       ---------------
         TOTAL CURRENT LIABILITIES                                                52,641                49,967

Long-term debt (Note 6)                                                          573,491               581,668
                                                                      ------------------       ---------------
         TOTAL LIABILITIES                                                       626,132               631,635

Partners' capital                                                              1,048,211             1,095,824
                                                                      ------------------       ---------------

         TOTAL LIABILITIES AND
              PARTNERS' CAPITAL                                       $        1,674,343       $     1,727,459
                                                                      ==================       ===============

                             See accompanying notes.

                             LAUREL CREEK APARTMENTS
                        STATEMENT OF INCOME, EXPENSES AND
                          CHANGES IN PARTNERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



                                                                               2002                  2001
                                                                       ------------------    -----------------

OPERATING INCOME
         Rental income                                                 $        194,199      $       180,345
         Tenant charges                                                           1,769                  434
         Other                                                                    1,226                  169
                                                                       ------------------    -----------------

         TOTAL OPERATING INCOME                                                 197,194              180,948
                                                                       ------------------    -----------------

OPERATING EXPENSES
         Administration                                                          20,319               18,645
         Insurance and taxes                                                      5,307                3,709
         Maintenance                                                             54,090               22,867
         Utilities                                                               21,627               20,074
         Depreciation and amortization                                           69,704               71,833
                                                                       ------------------    -----------------

         TOTAL EXPENSES                                                         171,047              137,128
                                                                       ------------------    -----------------

         NET INCOME (LOSS) FROM OPERATIONS                                       26,147               43,830
                                                                       ------------------    -----------------

OTHER INCOME AND EXPENSES
         Interest income                                                          2,072                2,612
         Interest expense                                                       (47,020)             (50,490)
                                                                       ------------------    -----------------

         NET OTHER INCOME UNDER EXPENSES                                        (44,948)             (47,878)
                                                                       ------------------    -----------------

         NET LOSS                                                               (18,801)              (4,058)

BEGINNING PARTNERS' CAPITAL                                                   1,095,824            1,108,604

Partner withdrawals                                                             (28,812)              (8,722)
                                                                       ------------------    -----------------

ENDING PARTNERS' CAPITAL                                               $      1,048,211      $     1,095,824
                                                                       ==================    =================


                             See accompanying notes.
                                        3

                             LAUREL CREEK APARTMENTS
                             STATEMENT OF CASH FLOWS
                      YEAR ENDED DECEMBER 31, 2002 AND 2001

                                                                                2002                2001
                                                                        ----------------     ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Rents received                                                    $       194,429      $    180,158
      Other operating revenues                                                    1,769               603
      Cash payments for goods and services                                     (122,400)          (77,477)
                                                                        ----------------     ---------------
           Net cash provided (used) by operating activities                      73,798           103,284
                                                                        ----------------     ---------------

CASH FLOWS FROM CAPITAL AND
      RELATED FINANCING ACTIVITIES:
      Capital withdrawals                                                       (28,812)           (8,722)
      Payment of debt                                                            (1,410)          (25,441)
                                                                        ----------------     ---------------
           Net cash provided (used) by capital and
              related financing activities                                      (30,222)          (34,163)
                                                                        ----------------     ---------------

CASH FLOWS FROM INVESTING ACTIVITI
      Interest income                                                             2,072             2,612
      Interest paid on notes                                                    (47,020)          (50,490)
                                                                        ----------------     ---------------
           Net cash provided (used) by investing activities                     (44,948)          (47,878)
                                                                        ----------------     ---------------

NET INCREASE (DECREASE) IN CASH                                                  (1,372)           21,243
CASH - BEGINNING OF YEAR                                                         48,449            27,206
                                                                        ----------------     ---------------
CASH - END OF YEAR                                                      $        47,077      $     48,449
                                                                        ================     ===============

RECONCILIATION OF OPERATING LOSS TO NET
      CASH PROVIDED BY OPERATING ACTIVITIES:
      Net income from operations                                        $        26,147      $     43,820
      Adjustments to reconcile net loss to
          Net cash provided by operating activities
           Depreciation and amortization                                         69,704            71,833
           (Increase) decrease in:
              Accounts receivable                                                   230              (187)
              Prepaid expenses                                                     (587)              (24)
              Restricted reserves                                               (17,603)           (4,800)
           Increase (decrease) in:
              Accounts payable - other                                           (1,447)           (1,966)
              Accounts payable - related parties                                 (2,824)           (6,166)
              Security deposits payable                                             178               774
                                                                        ----------------     ---------------

NET CASH PROVIDED BY
   OPERATING ACTIVITIES                                                 $        73,798      $    103,284
                                                                        ===============      ===============

                             See accompanying notes.
                                        4

                             LAUREL CREEK APARTMENTS
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


Note 1 - DEFINITION OF REPORTING ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The Laurel Creek Apartments is a California Limited Partnership which was formed on May 17, 1994. The partnership was formed to construct, acquire, own, operate, maintain, manage, lease, sell, mortgage or otherwise dispose of a 24 unit apartment complex located in the City of San Luis Obispo, California.

          As of the report date there are two partners in the partnership, consisting of one general and one limited partner.

               Summary of Significant Accounting Policies

                 a. Basis of accounting

                    The partnership is accounted for on the accrual basis of accounting. Under this method revenues are recognized when they are earned and expenses are recognized when they are incurred.

                 b. Fixed assets and depreciation

                    Fixed assets are carried at cost. Expenditures for the fixed assets are capitalized. Maintenance and repairs are charged to operations. Depreciation is calculated using the straight-line basis over the estimated useful lives.

                 c.   Income taxes

                    Taxable income or expenses and related tax credits are not reflected as expenses or credits of the partnership. These items are the responsibilities of the individual partners.

                             LAUREL CREEK APARTMENTS
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

                                   (Continued)

Note 2 - CASH

          Cash consists of $46,262 deposited into savings or checking accounts, and $815 is on deposit with the State of California Local Agency Investment Fund. At December 31, 2002 the amount deposited into the savings accounts and the Local Agency Investment Fund earned interest at rates from 2.25% to 2.88% respectively.

Note 3 - RESTRICTED CASH

          Restricted cash consists of $32,419 maintained in a money market account earning 2.25%. This cash is reserved for the replacement of structures and equipment.

Note 4 - LAND, STRUCTURES AND EQUIPMENT

         Property and equipment and accumulated depreciation consist of the following:


                                                                                  Accumulated
                                                                   Cost           Depreciation
                                                                   ----           ------------

         Land                                                 $     275,000      $           -
         Building                                                 1,868,634            580,364
         Equipment                                                   21,720             21,583
                                                              -------------      -------------

                                                              $   2,165,354      $     601,947
                                                              =============      =============
Note 5 - ORGANIZATION COSTS

         Organization costs and accumulated amortization consist of the following:


                                                                                  Accumulated
                                                                   Cost           Amortization
                                                                   ----           ------------

         Organization costs                                   $      26,918       $     15,661
                                                              =============      =============

                             LAUREL CREEK APARTMENTS
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

                                   (Continued)

Note 6 - NOTE PAYABLE

          The Agency has a mortgage note payable to the First Bank of San Luis Obispo. The note requires principal and interest payments totaling $6,385 each month until 10/3/2009. The note bears interest at 7.25% per annum. The following is a schedule of the debt payment requirements to maturity:

                    Year ending
                    December 31
                    -----------

                         2003                                   $         76,620
                         2004                                             76,620
                         2005                                             76,620
                         2006                                             76,620
                         2007                                             76,620
                         Thereafter                                      455,056
                                                                ----------------

                             Total                                       838,156

                         Less amounts representing
                            interest                                     228,964
                                                                ----------------

                                                                $        609,192

Note 7 - RELATED PARTIES

          The accounting and administrative functions of the partnership are performed by employees of the Housing Authority of the City of San Luis Obispo (the Authority). Two members of the general partner's (San Luis Obispo Nonprofit Housing Corporation) board of directors are also members of the board of commissioner's of the Housing Authority of the City of San Luis Obispo.

          At December 31, 2002 the partnership owed the Authority $1,666. During the year ended December 31, 2002, the partnership paid the Authority $26,377 in maintenance expenses and management fees.

                             LAUREL CREEK APARTMENTS
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

                                   (Continued)

Note 8 - LAND DONATION AND LEASE

          The land upon which the Laurel Creek Apartments were built was originally leased from the City of San Luis Obispo (the City) by the Housing Authority of the City of San Luis Obispo (the Authority). This lease agreement was later assigned from the Authority to the San Luis Obispo Nonprofit Housing Corporation (the Corporation). The lease was later assigned to the Laurel Creek Apartments Partnership. Each of the above mentioned agencies have common board members or in some other manner have oversight responsibilities over the other organizations; which would qualify them as related parties.

          The lease expires on April 29, 2046. The provisions for extending or renewing the lease term are not specified and are contingent upon the continuation of the project being used to provide affordable housing to lower income families. The annual lease payments are $1 per year.

          The land was recorded on the Agency's books of accounts at the appraised value on the date the land lease was assigned to the Agency. This appraised value was $275,000. The value of the land was also recorded as a capital contribution from the general partner on that date.